EXHIBIT 10.1

FIRST AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is dated as of July 3, 2014 and is effective as of the Amendment Effective Date (as defined in Section 5), by and among BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (“BDSI”), ARIUS PHARMACEUTICALS, INC., a Delaware corporation (“API”), ARIUS TWO, INC., a Delaware corporation (“Arius Two” and, together with BDSI and API, collectively and in the singular, “Borrower”), MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership in its capacity as agent (“Agent”) for the lenders under the Credit Agreement (as defined below) (“Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit and Security Agreement, dated as of July 5, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein have the meanings given to them in the Credit Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Agent and Lenders desire to amend certain provisions of the Credit Agreement in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1. Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Obligations are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally. The parties hereto acknowledge that Borrower is current on principal and interest payments as of July 3, 2014.

2. Amendments to Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a) Section 2.3(d) of the Credit Agreement shall be deleted in its entirety and the following revised Section 2.3(d) shall be substituted in lieu thereof:

“(d) Permitted Prepayment. Except as provided below, Borrower shall have no right to prepay the Credit Extensions made in respect of a Term Credit Facility. After the Closed Period, if any, for the applicable Term Credit Facility as specified in the Credit Facility Schedule, Borrower shall have the option to prepay the Prepayable Amount (as defined below) of a Term Credit Facility advanced by the Lenders under this Agreement, provided Borrower (1) provides written notice to Agent of its election to prepay the Prepayable Amount at least thirty (30) days prior to such prepayment, and (2) pays to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount plus accrued interest thereon, (B) any fees payable under the Fee

Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (D) all Protective Advances. The term “Prepayable Amount” means all or any portion of the Credit Extensions under the applicable Term Credit Facility.”

(b) Section 10 of the Credit Agreement shall be amended by (x) deleting the “; or” at the end of clause (m) thereof and inserting in lieu thereof a period (“.”); (y) inserting the word “or” after the semicolon at the end of clause (l) thereof; and (z) deleting clause (n) thereof in its entirety.

(c) Section 15 of the Credit Agreement shall be amended by deleting the definitions of “Black Scholes Pricing Model”, “Database Lock Payments”, and “Prepayment Fee Warrants” in their entirety.

(d) The Credit Facility Schedule to the Credit Agreement shall be amended by deleting the definition of “Applicable Prepayment Fee” therein in its entirety and the following new definition shall be substituted in lieu thereof:

“Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, five percent (5.0%) multiplied by the aggregate amount of the Credit Extensions made under this Agreement (or, in the case of a partial prepayment, multiplied by the product of the aggregate amount of the Credit Extensions made under this Agreement and a fraction equal to the principal amount of Credit Extensions being prepaid or required to be prepaid (whichever is greater) divided by the aggregate amount of the Credit Extensions made under this Agreement); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date immediately preceding the Maturity Date three percent (3.0%) multiplied by the aggregate amount of the Credit Extensions made under this Agreement (or, in the case of a partial prepayment, multiplied by the product of the aggregate amount of the Credit Extensions made under this Agreement and a fraction equal to the principal amount of Credit Extensions being prepaid or required to be prepaid (whichever is greater) divided by the aggregate amount of the Credit Extensions made under this Agreement).”

3. No Other Amendments. Except for the amendments set forth and referred to in Section 2 above, the Credit Agreement and the other Financing Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and reaffirms all of its obligations under the Credit Agreement and the other Financing Documents as amended by this Agreement. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

4. Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation or warranty of Borrower set forth in the Credit Agreement and other Financing Documents are hereby restated and reaffirmed as true, accurate and complete in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof, and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. The parties hereto acknowledge that Borrower has provided updates the Disclosure Schedules as provided in the Credit Agreement.

5. Condition Precedent to Effectiveness of this Agreement. This Agreement shall become binding and effective for all purposes as of June 29, 2014 (the “Amendment Effective Date”) upon Agent providing notice to Borrower in writing that Agent has received one or more counterparts of this Agreement duly executed and delivered by Borrower, Agent and Lenders, in form and substance satisfactory to Agent and Lenders.

6. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and each of its Affiliates and Subsidiaries and each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or suspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever arising on or before July 3, 2014, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Financing Documents or transactions thereunder or related thereto.

(b) Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

7. Covenant Not To Sue. Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 6 above. If Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

8. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

9. Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10. Counterparts. This Agreement may be executed in multiple counterparts (including by electronic mail (pdf) transmittal of executed signature pages), each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

12. Entire Agreement. The Credit Agreement as and when amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

13. No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

14. Costs and Expenses. Borrower absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders that are Lenders on the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Ernest DePaolantonio
Name:	Ernest DePaolantonio
Title:	CFO

ARIUS PHARMACEUTICAL, INC.

By:	/s/ Ernest DePaolantonio
Name:	Ernest DePaolantonio
Title:	CFO

ARIUS TWO, INC.

By:	/s/ Ernest DePaolantonio
Name:	Ernest DePaolantonio
Title:	CFO

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT:

MIDCAP FINANCIAL SBIC, LP, as Agent for Lenders

By:	Midcap Financial SBIC GP, LLC

By: /s/ Luis Viera
Name: Luis Viera Title: Its Authorized Signatory

LENDERS:

MIDCAP FINANCIAL SBIC, LP,

By:	Midcap Financial SBIC GP, LLC

By: /s/ Luis Viera
Name: Luis Viera Title: Its Authorized Signatory

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE